For the accounting impact of this agreement, refer to memo on w/p **KK.220**

PBC
25-Mar-13
KK.220

December 12, 2012

Silver Dragon Resources Inc.
200 Davenport Road
Toronto, Ontario
Canada, M5J 1R2
Attn: Marc M. Hazout

Re: Payoff

Ladies and Gentlemen:

Reference is made to the notes and other agreements identified on Schedule 1 attached hereto (the "Notes") and each other contract, agreement, arrangement or obligation between Silver Dragon Resources, Inc., a Delaware corporation ("Silver Dragon") and JMJ Financial ("JMJ Financial") (the "Related Agreements" and, together with the Notes, the "Transaction Documents").

JMJ Financial has agreed to accept as payment in full of any and all obligations due and owing under the Transaction Documents an amount equal to One Hundred Ninety Four Thousand Eighty Three Dollars and Sixty Five Cents ($194,083.65) (the "Payoff Amount"), so long as such payment is made by 3:00 pm (eastern time) on or before March 31, 2013 (the "Payoff Date") by wire transfer of freely and immediately available federal funds to the account directed by JMJ Financial. KK

Upon and effective as of the receipt in full of the Payoff Amount, each of JMJ Financial and Silver Dragon confirms that (a) any and all principal, interest, fees, and other expenses or amounts due, owing or payable, or to become due, owing or payable, arising under or in connection with the Notes and the other Transaction Documents shall be deemed paid in full, (b) any and all obligations of Silver Dragon or JMJ Financial under the Notes and the other Transaction Documents (the "Obligations") shall be fully paid and discharged, and the Notes and other Transaction Documents shall be fully satisfied, released and terminated, (c) all guarantees, security interests and other liens granted in favor of JMJ Financial or Silver Dragon as security for the Obligations shall be fully satisfied, released and terminated, and (d) neither JMJ Financial nor Silver Dragon shall have any further rights or obligations arising under or in connection with the Notes and other Transaction Documents, including without limitation any rights of conversion.

In consideration of the foregoing, during the period from the date of this letter agreement up to and including the Payoff Date, each of JMJ Financial and Silver Dragon agrees to forbear from exercising any right or remedy in respect of the Notes or any other Transaction Document, including without limitation any right to conversion, right to delivery of shares, or any remedy arising as the result of any default or event of default, in each case whether now existing or hereinafter arising. So long as the Payoff Amount has been received as provided herein, each of

JMJ Financial and Silver Dragon agrees, at the sole cost and expense of the other party, to execute, acknowledge, and deliver such other documents and instruments as may be reasonably requested by such other party (or any designee thereof) from time to time after the date hereof to effectuate, or reflect of public record, the payoff contemplated herein, including the release and discharge of any and all liens and security interests securing the Obligations, and provide to such other party (or any designee thereof) evidence of termination of the Notes and any other Transaction Document and any such liens and security interests.

Upon and effective as of the receipt in full of the Payoff Amount, each of Silver Dragon and JMJ Financial releases, discharges and acquits forever the other party and any of its officers, trustees, agents, employees and counsel (in each case, past, present or future) from any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs, or expenses (including court costs, penalties, attorneys' fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, arising out of written documents, underwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise, with respect to the Notes, any other Transaction Document and the transactions arising or contemplated thereunder, existing as of or arising on or prior to the effective date of this letter agreement, in each case other than claims arising by any breach of obligations under this letter agreement.

This letter agreement supersedes any and all prior discussions and correspondence regarding the Payoff Amount. This letter agreement (x) shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to principles of conflicts of law, (y) sets forth the entire agreement among the parties relating to the subject matter pertaining hereto, and no term or provision hereof may be amended, changed, waived, discharged or terminated orally or otherwise, except in writing signed by each such party, and (z) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

The effectiveness of the agreements of JMJ Financial set forth in this letter is subject to the execution and delivery by Silver Dragon of counterparts of this letter within 24 hours of execution and delivery by JMJ Financial. This letter and the acknowledgment hereto may be executed in any number of counterparts, each of which when executed and delivered by facsimile transmission or other electronic transmission (e.g. a "pdf" or "tif") or otherwise shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

In the event that the Notes are assigned to a third party, the third party will be required to follow the terms of this agreement.

[The next page is the signature page.]

Very truly yours,

JMJ FINANCIAL

By: ______________________
Name: Justin Keener
Title: Its Principal

AGREED TO AND ACKNOWLEDGED:

SILVER DRAGON RESOURCES, INC.

By: ______________________
Name: MARC HAZOUT
Title: PRESIDENT + CEO

Schedule 1
to Payoff Letter

Notes

1. Convertible Promissory Note, Document A-04192011, dated as of April 19, 2011, in the original principal amount of $1,050,000 issued by Silver Dragon in favor of JMJ Financial, as amended by the Additional Default Provisions between Silver Dragon and JMJ Financial and the Amendment to Convertible Promissory Notes between Silver Dragon and JMJ Financial, each effective as of April 19, 2011, and cancelled pursuant to the Agreement dated April 25, 2012 between Silver Dragon and JMJ Financial.

2. Convertible Promissory Note, Document B-04192011a, dated as of April 19, 2011, in the original principal amount of $525,000 issued by Silver Dragon in favor of JMJ Financial, as amended by the Additional Default Provisions between Silver Dragon and JMJ Financial and the Amendment to Convertible Promissory Notes between Silver Dragon and JMJ Financial, each effective as of April 19, 2011.

3. Convertible Promissory Note, Document B-04192011b, dated as of September 21, 2011, in the original principal amount of $525,000 issued by Silver Dragon in favor of JMJ Financial, as amended by the Additional Default Provisions between Silver Dragon and JMJ Financial and the Amendment to Convertible Promissory Notes between Silver Dragon and JMJ Financial, each effective as of September 21, 2011.

4. Convertible Promissory Note, Document B-04192011c, dated as of April 26, 2012, in the original principal amount of $525,000 issued by Silver Dragon in favor of JMJ Financial, as amended by the Additional Default Provisions between Silver Dragon and JMJ Financial and the Amendment to Convertible Promissory Notes between Silver Dragon and JMJ Financial, each effective as of April 26, 2012.

5. Standstill Agreement dated July 16, 2012 between Silver Dragon and JMJ Financial.

6. Secured & Collateralized Promissory Note, Document C-04192011a, dated as of April 20, 2011, in the original principal amount of $500,000 issued by JMJ Financial in favor of Silver Dragon.

7. Secured & Collateralized Promissory Note, Document C-04192011b, dated as of September 21, 2011, in the original principal amount of $500,000 issued by JMJ Financial in favor of Silver Dragon.

8. Secured & Collateralized Promissory Note, Document C-04192011c, dated as of April 26, 2012, in the original principal amount of $500,000 issued by JMJ Financial in favor of Silver Dragon.

9. All security agreements, pledge agreements, security documents, guaranties and other notes issued in connection with any of the foregoing.